CSMC06-2G4AR2 -- 4A3

CREDIT SUISSE FIRST BOSTON

Balance	$1,500,000.00	Delay	24	WAC	6.06000	WAM	356
Coupon	6.00000	Dated	02/01/2006	NET	5.75000	WALA	4
Settle	02/28/2006	First Payment	03/25/2006	Contrib Wac	6.06000

Price	1	2	3	4	5	6	7	8
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
98-00.00	6.207	6.220	6.242	6.285	6.358	6.529	6.724	6.840
98-08.00	6.187	6.197	6.217	6.253	6.314	6.459	6.624	6.722
98-16.00	6.167	6.175	6.191	6.220	6.271	6.389	6.524	6.604
98-24.00	6.146	6.153	6.165	6.188	6.228	6.320	6.424	6.487
99-00.00	6.126	6.131	6.140	6.156	6.184	6.250	6.325	6.370
99-08.00	6.106	6.109	6.114	6.124	6.141	6.181	6.226	6.253
99-16.00	6.086	6.087	6.089	6.092	6.098	6.112	6.128	6.137
99-24.00	6.066	6.065	6.064	6.061	6.056	6.043	6.030	6.021
100-00.00	6.046	6.044	6.039	6.029	6.013	5.975	5.932	5.906
Spread @ Center Price	142	147	154	160	168	178	185	188
WAL	24.76	20.42	15.73	11.10	7.44	4.23	2.85	2.38
Mod Durn	12.51	11.41	9.87	7.86	5.83	3.63	2.54	2.15
Principal Window	Jul29 -May32	Sep24 -Aug28	Jan20 -Jan24	Aug15 -Mar19	Feb13 -Feb14	Mar10 -Jul10	Nov08 -Jan09	Jun08 -Jul08
LIBOR_1MO	4.53	4.53	4.53	4.53	4.53	4.53	4.53	4.53
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	300 PSA	500 PSA	800 PSA	1000 PSA

Treasury Mat	6MO	2YR	3YR	5YR	10YR	30YR
Yld	4.581	4.515	4.478	4.463	4.537	4.710

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.